                                                     COAL SUPPLY AGREEMENT
                                                           Amendment No. 1


                                                             EXHIBIT 10.42



                           COAL SUPPLY AGREEMENT


     THIS AMENDMENT IS entered into, effective as of January 1, 1991, by and between Louisville Gas and Electric Company (hereinafter referred to as Buyer), whose address is: 820 W. Broadway, Louisville, Kentucky 40232 and Shawnee Coal Company (herein referred to as "Seller"), whose address is: 4205 Hillsboro Road, Nashville, Tennessee 73215, and Roberts Bros. Coal Company (herein referred to as "Seller"), whose address is: Lafoon Trail, P.O. Box 1223, Madisonville, Kentucky 42431. In consideration of the agreements herein contained, the parties hereto agree as follows:

1.   AMENDMENTS

     The Coal Supply Agreement heretofore entered into by the parties, dated effective August 9, 1989, (hereinafter referred to as "Coal Supply Agreement"), is hereby amended as follows:

     1.1 Article 2.2 set forth to this Coal Supply Agreement is amended to add the following:

          "As of August 31, 1990, a balance of 209,473.50 tons (189,000.00 prescheduled and 20,473.50 deficiency) remained to be delivered during the 1990 contract year at the 1990 contract base price ($0.85470/MMBTU). Seller shall use its best efforts and full abilities to insure the delivery of the prescheduled and deficient tonnage prior to December 31, 1990. However, in the event the 20,473.50 tons of deficient coal is scheduled by Buyer, and for reasons other than those which are excusable under Section 8. FORCE MAJEURE, Seller is unable to meet the delivery requirements of the contract as amended hereunder by December 31, 1990, Seller shall delivery the remaining deficient tonnage during the 1991 Contract year at the 1990 contract price. The first tonnage delivered by Seller during the 1991 contract year shall be deemed to be the deficient tonnage and shall be in addition to the contract tonnage requirements for the 1991 contract year."

     1.2 Article 2.3 set forth to this Coal Supply Agreement is amended to add the following:

          "Buyer shall have the option of the first right of refusal to purchase up to an additional 500,000 tons, if available, per year for 1991 through 1995 and for any additional renewal extensions thereafter if exercised by Buyer. Seller shall notify Buyer in writing whenever additional coal is available. Buyer must notify Seller, within 30 (thirty) calendar days from date Seller offers the additional tonnage, of its interest in exercising this option. After Buyer's notification of interest, Buyer and Seller shall negotiate in good faith for 30 days to reach a mutual agreement for the supply of such tonnage. If Buyer rejects Seller's offer, or the parties are otherwise unable to reach agreement on price, quality, or other terms and conditions within the periods indicated above (60 calendar days from the date of Seller's of first notice), Seller shall have the right to place the coal on the market for purchase by other buyers at the price, quality and other terms and conditions Seller may deemed favorable."

     1.3  The Coal Supply Agreement is amended to add the following:

          "Section 18 CONFIDENTIAL INFORMATION. Specifications, annual quantities, pricing and other information obtained by Seller from Buyer in connection with this Coal Supply Agreement shall be held in confidence by Seller and shall not be used by Seller for any purpose other than for the supply of coal or as authorized in writing by Buyer."

2.   PRICING SUMMARY

     2.1 The Base Price set forth in the Coal Supply Agreement is hereby changed as follows to Seller for full and complete performance by Seller of this Amendment in full compliance with all terms and conditions of the Coal Supply Agreement:

          2.1.1               Original Base  Net Adjustment     New Total
                              Price F.O.B.   Pursuant to This   Base Price    Effective
                    Year      Rail           Amendment          F.O.B. Rail     Date
                    ----      -------------  ----------------   -----------   ---------
                    1990      $0.85470       $___________       $0.85470      January 1, 1990




 COAL SUPPLY AGREEMENT


 Amendment No. 1


                    1991      $0.89085       $0.01282           $0.90367      January 1, 1991
                    1992      $0.92410       $0.01282           $0.93692      January 1, 1992
                    1993      $0.96171       $0.01282           $0.97453      January 1, 1993
                    1994      $1.00094       $0.01282           $1.01376      January 1, 1994
                    1995      $1.04017       $0.01282           $1.05299      January 1, 1995

                    *All Prices in $/MMBTU

3.   STATUS OF COAL SUPPLY AGREEMENT

     As amended herein, the Coal Supply Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.

Shawnee Coal Company                    Louisville Gas and Electric    Company

By:  ___________________________        By:_________________________________

Title:  __________________________      Title:______________________________

Date:  ___________                      Date:  _____________

Roberts Bros. Coal Co., Inc.


By:  ___________________________

Title:  __________________________

Date:  ___________

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